Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Media Relations: Sarah McAuley, (617) 532.8195, news@enernoc.com

Investor Relations: Will Lyons, (617) 532.8104, ir@enernoc.com

EnerNOC Appoints Timothy Weller as Chief Financial Officer

BOSTON, MA, July 31, 2009 — EnerNOC, Inc. (NASDAQ: ENOC), a leading provider of clean and intelligent energy solutions, announced the appointment of Timothy Weller as the Company’s Chief Financial Officer. Dr. Weller succeeds Neal Isaacson, who served as the Company’s Chief Financial Officer since August 2005. Mr. Isaacson will remain at the Company until September 1, 2009 to assist in the transition.

“Tim brings the expertise and track record of a successful CFO at a leading technology-based managed services company, as well as front-line Wall Street experience. This strong combination of skills and experience will help us continue to provide value for our customers and build upon our market leadership position,” said Tim Healy, EnerNOC Chairman and Chief Executive Officer. “On behalf of all my colleagues at EnerNOC, we welcome Tim and, once again, thank Neal for all that he’s done for the Company.”

Dr. Weller previously served as the Chief Financial Officer at Akamai Technologies, Inc. (NASDAQ: AKAM), a managed services company that powers rich media, dynamic transactions, and enterprise applications online, as well as the Telecommunication Services equity research analyst at the investment banking firm Donaldson, Lufkin & Jenrette (DLJ). Most recently, he has been an angel investor and advisor to many startup companies. Dr. Weller has a Ph.D. in Electrical Engineering from the University of Illinois, and a B.S. and M.S. from Michigan State University.

“Energy efficiency is now a top priority for corporations, consumers, and countries. I’m excited to bring my passion and experience in finance and technology to a pioneer like EnerNOC, a true innovator in the convergence of energy and information technology,” said Weller. Reporting to Tim Healy, Dr. Weller assumes the role of Chief Financial Officer effective immediately.

About EnerNOC

EnerNOC, Inc. is a leading provider of clean and intelligent energy solutions to commercial, institutional, and industrial customers, as well as electric power grid operators and utilities. EnerNOC’s demand response, energy efficiency, and energy advisory applications help optimize the balance of electric supply and demand, provide cost-efficient alternatives to traditional generation resources, and drive significant cost-savings for enterprises. The Company uses its Network Operations Center, or NOC, to remotely manage and reduce electricity consumption across a growing network of commercial, institutional, and industrial customer sites, making demand response capacity available to grid operators and utilities on demand while driving energy, environmental, and financial results for end-use customers. For more information visit www.enernoc.com.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the ability of Mr. Weller to help EnerNOC provide value for its customers and build upon its market leadership position, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly

Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, EnerNOC’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.